                                      HA&W
                          A Financial Solutions Company

January 31, 2001

                                           Writer's Direct Dial: (404) 898-8231
                                                            Fax: (404) 876-4328
                                           E-mail: mitchell.kopelman@hawcpa.com

VIA FACSIMILE (678) 222-3036

Board of Directors
Grace Development, Inc.
1690 Chantilly Drive
Atlanta, GA 30324

Gentlemen:

We regret to inform you that we hereby resign as your independent auditors, effective immediately.

Please let me know how we can help with the transition to your new auditor.

Respectfully,

HABIF, AROGETI & WYNNE, LLP

/s/ Mitchell Kopelman
    Mitchell Kopelman, CPA

cc: Office of the Chief Accountant- via fax (202) 942-9656
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 9-5
    450 Fifth Street, NW
    Washington, DC 20549